POWER OF ATTORNEY


(Section 16(a) Reporting)

KNOW ALL BY THESE PRESENTS, that the undersigned officer and director of Titanium Metals Corporation (the "Company"), does hereby constitute and appoint Shawn R. Hagel, Russell Pattee, Steve Blackmore, Jason Dalton and Joanne E. Laferty, and any one of them, his true and lawful attorney and agent to execute in the undersigned's name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior Powers of Attorney relating to the foregoing matters and shall remain in effect for as long as the undersigned is required to file forms, agreements or reports under the Securities Exchange Act of 1934 relating to the Company or until revoked by a subsequently filed instrument.

Dated:  December 21, 2012

						/s/ ROGER A. COOKE
						Roger A. Cooke